CONSENT



I, Robert W. Long, Jr., Assistant General Counsel of NationsBank Corporation, do hereby consent to the use of my name in the prospectus included in the Registration Statement on Form S-3 filed by NationsLink Funding Corporation with the Securities and Exchange Commission.

/s/ Robert W. Long, Jr.
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Robert W. Long, Jr.